                                                                     EXHIBIT 4.3

                                PLEDGE AGREEMENT

      This PLEDGE AGREEMENT (as amended, amended and restated or otherwise modified from time to time, herein called this "AGREEMENT") is dated as of April 23, 2001 between OWENS-ILLINOIS GROUP, INC., a Delaware corporation ("COMPANY"), and OWENS BROCKWAY PACKAGING INC., a Delaware corporation ("PACKAGING") (each a "PLEDGOR" and collectively, the "PLEDGORS"), and BANKERS TRUST COMPANY ("BANKERS"), as Collateral Agent for and representative of (in such capacity herein called the "COLLATERAL AGENT") the Lenders (as hereinafter defined), the Interest Rate Exchangers (as hereinafter defined), the Currency Exchangers (as hereinafter defined), and, subject to the satisfaction of the Supplemental Indenture Condition (as hereinafter defined), the trustees under the Existing Senior Note Indentures (as hereinafter defined) (each, including any successor, an "EXISTING SENIOR NOTE TRUSTEE" and collectively, the "EXISTING SENIOR NOTE TRUSTEES"), the Other Permitted Credit Exposure Holders (as hereinafter defined), the New Senior Debt Representatives (as hereinafter defined), the Refinancing Senior Debt Representatives (as hereinafter defined) and the New Junior Debt Representatives (as hereinafter defined). Initially capitalized terms used herein without definition are defined in the Credit Agreement (as hereinafter defined).

                                 R E C I T A L S

      1. The Lenders have entered into a Secured Credit Agreement of even date herewith (as such agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT," which term shall also include and refer to any successor or replacement facility of Company or its Subsidiaries designated in writing as such by Borrowers' Agent with Collateral Agent's consent and acknowledgement of the termination of the predecessor Credit Agreement by an agent for the lenders thereunder) with certain subsidiaries of Company and Packaging as Borrowers (the "BORROWERS") and with Company as guarantor pursuant to Section 9 thereof and Owens-Illinois General, Inc., as Borrowers' Agent. In addition, in connection therewith, Packaging has executed a guaranty (the "SUBSIDIARY Guaranty") of all Obligations as defined in and now or hereafter existing under or in respect of the Credit Agreement (collectively, the "OBLIGATIONS").

      2. Company is the legal and beneficial owner of (i) the shares of stock described in PART I of SCHEDULE I hereto (the "COMPANY PLEDGED SHARES") issued by the corporations named therein, which shares constitute the percentage of all of the issued and outstanding shares of all classes of capital stock of such companies identified in PART I of said SCHEDULE I, and (ii) the indebtedness described in PART II of said SCHEDULE I (the "COMPANY PLEDGED DEBT") issued by the obligors named therein. Packaging is the legal and beneficial owner of (i) the shares of stock described in PART I of SCHEDULE II hereto (the "PACKAGING PLEDGED SHARES") issued by the corporation named therein, which shares constitute the percentage of all of the issued and outstanding shares of all classes of capital stock of such company identified in PART I of said SCHEDULE II, and (ii) the indebtedness described in PART II of said SCHEDULE II (the "PACKAGING PLEDGED DEBT") issued by the obligor named therein (collectively, the Company Pledged Shares and the Packaging Pledged Shares are referred to herein as the "PLEDGED SHARES," and the Company Pledged Debt and the Packaging Pledged Debt are referred to herein as the "PLEDGED DEBT").

      3. Owens-Illinois, Inc., a Delaware corporation ("HOLDINGS"), and the Existing Senior Note Trustees have entered into the Indentures dated as of May 15, 1997 and May 20, 1998 (each, as amended, supplemented or otherwise modified from time to time, an "EXISTING SENIOR NOTE INDENTURE" and collectively, the "EXISTING SENIOR NOTE INDENTURES") pursuant to which Holdings has issued the following senior notes and debentures (collectively, the "EXISTING SENIOR NOTES"): (i) the 7.85% Senior Notes due 2004 in the aggregate principal amount of $300,000,000; (ii) the 7.15% Senior Notes due 2005 in the aggregate principal amount of $350,000,000; (iii) the 8.10% Senior Notes due 2007 in the aggregate principal amount of $300,000,000; (iv) the 7.35% Senior Notes due 2008 in the aggregate principal amount of $250,000,000; (v) the 7.50% Senior Debentures due 2010 in the aggregate principal amount of $250,000,000; and (vi) the 7.80% Senior Debentures due 2018 in the aggregate principal amount of $250,000,000.

      4. If the Supplemental Indenture Condition has been satisfied, the Company and Packaging may guaranty the obligations of Holdings under the Existing Senior
Note Indentures and the Existing Senior Notes issued thereunder pursuant to subordinated guaranties (the "EXISTING SENIOR NOTES SUBORDINATED Guaranty").

      5. It is contemplated that, from time to time Subsidiaries of Company may incur obligations to Lenders or affiliates of Lenders arising out of loans, advances, overdrafts, interest rate, currency or hedge products and other derivative exposures or extensions of credit to the extent permitted under the Credit Agreement ("OTHER PERMITTED CREDIT EXPOSURE"). Company and Packaging have guarantied such Other Permitted Credit Exposure pursuant, and subject, to
Section 9 of the Credit Agreement and the Subsidiary Guaranty, respectively. Each Holder of any such Other Permitted Credit Exposure is referred to herein as an "OTHER PERMITTED CREDIT EXPOSURE HOLDER" and, collectively, all such Holders are referred to as "OTHER PERMITTED CREDIT EXPOSURE HOLDERS"). The documents and instruments evidencing or relating to any such Other Permitted Credit Exposure are referred to as the "OTHER PERMITTED CREDIT EXPOSURE DOCUMENTS."

      6. It is contemplated that, from time to time to the extent permitted by the Credit Agreement, Company and/or Packaging may issue or guaranty certain New Senior Debt (as defined in the Credit Agreement). Any indenture, debenture, note, guaranty or other document executed by Company or Packaging in connection with the issuance of any such New Senior Debt is referred to herein as a "NEW SENIOR DEBT DOCUMENT" individually and the "NEW SENIOR DEBT DOCUMENTS" collectively. Any trustee or like representative of the holders of any such New Senior Debt is referred to herein as a "NEW SENIOR DEBT REPRESENTATIVE."

      7. It is contemplated that, from time to time to the extent permitted by the Credit Agreement, Holdings may issue on a senior basis, and Company and/or Packaging may issue or guaranty on a subordinated basis, certain Refinancing Senior Debt (as defined in the Credit Agreement). Any indenture, debenture, note, guaranty or other document executed by Holdings, Company or Packaging in connection with the issuance of any such Refinancing Senior Debt is referred to herein as a "REFINANCING SENIOR DEBT DOCUMENT" individually and the "REFINANCING SENIOR DEBT DOCUMENTS" collectively. Any trustee or like representative of the holders of any such Refinancing Senior Debt is referred to herein as a "REFINANCING SENIOR DEBT REPRESENTATIVE."

      8. It is contemplated that, from time to time to the extent permitted by the Credit Agreement, Holdings, Company and/or Packaging may issue or guaranty certain New Junior Debt (as defined in the Credit Agreement). Any indenture, debenture, note, guaranty or other document executed by Holdings, Company or Packaging in connection with the issuance of any such New Junior Debt is referred to herein as a "NEW JUNIOR DEBT DOCUMENT" individually and the "NEW JUNIOR DEBT DOCUMENTS" collectively. Any trustee or like representative of the holders of any such New Junior Debt is referred to herein as a "NEW JUNIOR DEBT REPRESENTATIVE."

      9. It is contemplated that Company may from time to time, assume from Holdings or enter into Interest Rate Agreements and Currency Agreements with one or more Lenders or their respective affiliates (collectively, the "INTEREST RATE EXCHANGERS" or the "CURRENCY EXCHANGERS," as the case may be, and the obligations under such agreements, including the obligation to make payments in the event of early termination thereunder being the "INTEREST RATE Obligations" or the "CURRENCY OBLIGATIONS," as the case may be). Such Interest Rate Obligations and Currency Obligations are guarantied pursuant to Company's guaranty under the Credit Agreement and Packaging's Subsidiary Guaranty.

      10. The Pledgors wish to pledge and grant security interests in the Pledged Collateral in favor of the Collateral Agent for the benefit of the Lenders, the Other Permitted Credit Exposure Holders, the Interest Rate Exchangers, the Currency Exchangers, and the holders of any New Senior Debt and the New Senior Debt Representatives (collectively, the "SENIOR SECURED PARTIES"), for the benefit of the Refinancing Senior Debt Representatives and, only if the Supplemental Indenture Condition has been satisfied, the holders of the Existing Senior Notes and the Existing Senior Note Trustees and (collectively, the "SECOND PRIORITY SECURED PARTIES") and for the benefit of the holders of any New Junior Debt and the New Junior Debt Representatives (the "THIRD PRIORITY SECURED PARTIES"; the Senior Secured Parties and the Second Priority Secured Parties and the Third Priority Secured Parties being collectively referred to herein as the "SECURED PARTIES"); "SUPPLEMENTAL INDENTURE CONDITION" means the Existing Senior Note Trustees and Holdings, the Company and Packaging have executed and delivered one or more supplemental indentures which effect amendments to the Existing Senior Note Indentures with respect to each series of Existing Senior Notes to provide for the Existing Senior Notes Subordinated Guaranty and certain terms and conditions relating to the Pledged Collateral, which supplemental indentures shall be in form and substance satisfactory to and approved by the Agent and shall not be amended, amended and restated or otherwise modified except as permitted by the Credit Agreement.

      11. Concurrently herewith, the Collateral Agent and the current Other Permitted Credit Exposure Holders have entered into an Intercreditor Agreement (such Intercreditor Agreement as it may hereafter be amended, amended and restated or otherwise modified from time to time being the "INTERCREDITOR AGREEMENT") which provides for, INTER, ALIA, the ----- ---- appointment of the Collateral Agent to administer the Pledged Collateral. Any New Senior Debt Representative, Refinancing Senior Debt Representative, New Junior Debt Representative, Interest Rate Exchanger, Currency Exchanger, and any future Other Permitted Credit Exposure Holder shall only be entitled to the benefits of this Agreement if such Person shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgors or Borrower's Agent, and, in the case of the Existing Senior Note Trustees and the Existing Senior Note holders, if the Supplemental Indenture Condition has been satisfied.

      NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

SECTION 1. PLEDGES.

      1.1   SENIOR PLEDGE

            A. BY COMPANY. Company hereby pledges to the Collateral Agent and grants to the Collateral Agent for the ratable benefit of the Senior Secured Parties a first priority security interest in the following (the "COMPANY PLEDGED COLLATERAL") to secure the Senior Secured Obligations (as defined in
SECTION 2):

            (a) the Company Pledged Shares and the certificates representing the Company Pledged Shares and any interest of Company in the entries on the books of any financial intermediary pertaining to the Company Pledged Shares, and, subject to SECTION 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Company Pledged Shares;

            (b) all additional shares of stock of any issuer of the Company Pledged Shares from time to time acquired by Company in any manner (which shares shall be deemed to be part of the Company Pledged Shares), and the certificates representing such additional shares and any interest of Company in the entries on the books of any financial intermediary pertaining to such additional shares, and, subject to SECTION 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

            (c) the Company Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Company Pledged Debt; and

            (d) all proceeds of any of the foregoing.

      B. BY PACKAGING. Packaging hereby pledges to the Collateral Agent and grants to the Collateral Agent for the ratable benefit of the Senior Secured Parties a first priority security interest in the following (the "PACKAGING PLEDGED COLLATERAL") to secure the Senior Secured Obligations:

            (a) the Packaging Pledged Shares and the certificates representing the Packaging Pledged Shares and any interest of Packaging in the entries on the books of any financial intermediary pertaining to the Packaging Pledged Shares, and, subject to SECTION 6, all dividends, cash options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Packaging Pledged Shares;

            (b) all additional shares of stock of any issuer of the Packaging Pledged Shares from time to time acquired by Packaging in any manner (which shares shall be deemed to be part of the Packaging Pledged Shares), and the certificates representing such additional shares and any interest of Packaging in the entries on the books of any financial intermediary pertaining to such additional shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

            (c) the Packaging Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Packaging Pledged Debt; and

            (d) all proceeds of any of the foregoing.

The Company Pledged Collateral and the Packaging Pledged Collateral is referred to herein collectively as the "PLEDGED COLLATERAL."

      1.2 SECOND PRIORITY PLEDGE. The Pledgors hereby pledge to the Collateral Agent and grant to the Collateral Agent for the ratable benefit of the Second Priority Secured Parties a second priority security interest in the Pledged Collateral to secure the Second Priority Secured Obligations (as defined in
SECTION 2).

      1.3 THIRD PRIORITY PLEDGE. The Pledgors hereby pledge to the Collateral Agent and grant to the Collateral Agent for the ratable benefit of the Third Priority Secured Parties a third priority security interest in the Pledged Collateral to Secure the Third Priority Secured Obligations (as defined in
SECTION 2).

SECTION 2. SECURED OBLIGATIONS; PRIORITY.

      2.1 SENIOR SECURED OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of all Obligations, all obligations of the Pledgors under any Other Permitted Credit Exposure Documents, all obligations of either Pledgor or other permitted obligor under any New Senior Debt Documents and all Interest Rate Obligations and Currency Obligations now or hereinafter existing under or in respect of the Interest Rate Agreements and the Currency Agreements, in each case whether for principal, premium or interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to the Pledgor, would accrue on such obligations), payments for early termination, payments for settlement of amounts due under any such agreement, fees, expenses or otherwise and all obligations of either Pledgor or other permitted obligor now or hereafter existing under this Agreement (all such obligations being the "SENIOR SECURED OBLIGATIONS"); provided that the pledge made and security interest granted in SECTION 1 and any other provisions of this Agreement shall be effective as to any obligations in respect of any Other Permitted Credit Exposure Documents, New Senior Debt Documents, Interest Rate Agreements or Currency Agreements only if the holders of such obligations or their representatives shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgors or Borrowers' Agent, as applicable. For purposes of determining the amount of Senior Secured Obligations relating to any obligation with respect to which a Person other than a Pledgor is the direct or primary obligor and with respect to which a Pledgor is a guarantor (including by way of providing security), the total amount of such Senior Secured Obligations shall be calculated without duplication of the amount of such direct or primary obligation secured by the Pledged Collateral and the related guaranty obligations of the Pledgors secured by the Pledged Collateral.

      2.2 SECOND PRIORITY SECURED OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of all obligations of the Pledgors now or hereafter existing under the Existing Senior Notes Subordinated Guaranty and all obligations under the Existing Senior Note Indentures and the Existing Senior Notes issued thereunder (only if the Supplemental Indenture Condition has been satisfied) and all obligations of either Pledgor or other permitted obligor under any Refinancing Senior Debt Documents in each case whether for principal, premium, interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to a Pledgor, would accrue on such obligations), fees, expenses or otherwise, and all obligations of the Pledgors now or hereafter existing under this Agreement (all such obligations being the "SECOND PRIORITY SECURED OBLIGATIONS"); provided that the pledge made and security interest granted in SECTION 1 and any other provisions of this Agreement shall be effective as to any obligations in respect of any Refinancing Senior Debt only if the holders of such obligation or a Refinancing Senior Debt Representative shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgors or Borrowers' Agent, as applicable. For purposes of determining the amount of Second Priority Secured Obligations relating to any obligation with respect to which a Pledgor is a guarantor (including by way of providing security), the total amount of such Second Priority Secured Obligations shall be calculated without duplication of the amount of such direct or primary obligation secured by the Pledged Collateral and the related guaranty obligations of the Pledgors secured by the Pledged Collateral.

      2.3 THIRD PRIORITY SECURED OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of all obligations of the Pledgors or other permitted obligors now or hereafter existing under any New Junior Debt Documents, whether for principal, premium, interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to a Pledgor, would accrue on such obligations), fees, expenses or otherwise, and all obligations of the Pledgors now or hereafter existing under this Agreement (all such obligations being the "THIRD PRIORITY SECURED OBLIGATIONS"); provided that the pledge made and the security interest granted in SECTION 1 and any other provisions of this Agreement shall be effective as to any obligations in respect of New Junior Debt only if the holders of any such obligation or an applicable New Junior Debt Representative shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgors. For purposes of determining the amount of Third Priority Secured Obligations relating to any obligation with respect to which a Pledgor is a guarantor (including by way of providing security), the total amount of such Third Priority Secured Obligations shall be calculated without duplication of the amount of such direct or primary obligation secured by the Pledged Collateral and the related guaranty obligations of the Pledgors secured by the Pledged Collateral. The Senior Secured Obligations, the Second Secured Obligations and the Third Priority Secured Obligations collectively are referred to herein as the "SECURED OBLIGATIONS".

      2.4 RIGHTS IN PLEDGED COLLATERAL. Notwithstanding anything to the contrary contained in the Credit Agreement, any Other Permitted Credit Exposure Document, Currency Agreement, Interest Rate Agreement, New Senior Debt Document, Existing Senior Note Indenture, Existing Senior Notes Subordinated Guaranty, Refinancing Senior Debt Document or New Junior Debt Document, and irrespective of:

            (a) the time, order or method of attachment or perfection of the security interests created hereby;

            (b) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Pledged Collateral, and

            (c) the rules for determining priority under the Uniform Commercial Code or any other law or rule governing the relative priorities of secured creditors,

any security interest in any Pledged Collateral heretofore or hereafter granted to secure any Senior Secured Obligation has and shall have priority, to the extent of any unpaid Senior Secured Obligations, over any security interest in such Pledged Collateral granted to secure the Second Priority Secured Obligations or the Third Priority Secured Obligations, and any security interest in any Pledged Collateral heretofore or hereafter granted to secure any Second Priority Secured Obligation has and shall have priority, to the extent of any unpaid Second Priority Secured Obligations, over any security interest in such Pledged Collateral granted to secure the Third Priority Secured Obligations.

SECTION 3. DELIVERY OF PLEDGED COLLATERAL.

      3.1 All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon or after the occurrence of an Event of Default (as defined in SECTION 11) and without notice to either Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged

Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 4. REPRESENTATIONS AND WARRANTIES

      4.1 BY COMPANY. Company hereby represents and warrants to the Collateral Agent and each Secured Party as follows:

            (a) Company is, and at the time of delivery of any Company Pledged Collateral to the Collateral Agent pursuant to SECTION 3 will be, the legal and beneficial owner of the Company Pledged Collateral free and clear of any Lien except for the liens and security interests created by this Agreement.

            (b) Company has full power, authority and legal right to pledge all the Company Pledged Collateral pursuant to this Agreement.

            (c) No consent of any other party (including, without limitation, stockholders or creditors of Company) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by Company of the Company Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Company or (y) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Company Pledged Collateral pursuant to this Agreement; except (a) for foreign governmental actions, notices or filings required for actions referred to in clauses (x) and (y) as to Company Pledged Shares issued by corporations which own, directly or indirectly, the stock of Foreign Entities and (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

            (d) All of the Company Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Company Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

            (e) The pledge of the Company Pledged Shares and the Company Pledged Debt pursuant to this Agreement, together with delivery of the shares and notes, accompanied by duly executed instruments of transfer or assignment in blank and an effective endorsement, creates a valid and perfected first priority security interest in the Company Pledged Shares and the Company Pledged Debt securing the payment of the Senior Secured Obligations, a valid and perfected second priority security interest in the Company Pledged Shares and the Company Pledged Debt securing the payment of the Second Priority Secured Obligations, and a valid and perfected third priority security interest in the Company Pledged Shares and the Company Pledged Debt securing the payment of the Third Priority Secured Obligations.

            (f) As of the date hereof, the Company Pledged Shares consisting of capital stock of the Persons identified in PART I of SCHEDULE I annexed hereto constitute the percentage of the issued and outstanding shares of stock of such Persons as identified in PART I of SCHEDULE I annexed hereto. The Company Pledged Debt constitutes all of the issued and outstanding debt obligations owing to Company as of the date specified therein by the Persons identified in
      PART II of SCHEDULE I annexed hereto.

            (g) Except as otherwise permitted by the Credit Agreement, the Company at all times will be sole beneficial owner of the Company Pledged Collateral.

            (h) The pledge of the Company Pledged Collateral pursuant to this Agreement does not violate Regulations T, U or X of the Federal Reserve Board.

      4.2 BY PACKAGING. Packaging hereby represents and warrants to the Collateral Agent and each Secured Party as follows:

            (a) Packaging is, and at the time of delivery of any Packaging Pledged Collateral to the Collateral Agent pursuant to SECTION 3 will be, the legal and beneficial owner of the Packaging Pledged Collateral free and clear of any Lien except for the lien and security interest created by this Agreement.

            (b) Packaging has full power, authority and legal right to pledge all the Packaging Pledged Collateral pursuant to this Agreement.

            (c) No consent of any other party (including, without limitation, stockholders or creditors of Packaging) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by Packaging of Packaging Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Packaging or (y) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Packaging Pledged Collateral pursuant to this Agreement; except (a) for foreign governmental actions, notices or filings required for actions referred to in clauses (x) and (y) as to Packaging Pledged Shares issued by corporations which own, directly or indirectly, the stock of Foreign Entities and (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

            (d) All of the Packaging Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Packaging Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

            (e) The pledge of the Packaging Pledged Shares and the Packaging Pledged Debt pursuant to this Agreement, together with delivery of shares and notes, accompanied by duly executed instruments of transfer of assignment in blank and an effective endorsement, creates a valid and perfected first priority security interest in the Packaging Pledged Shares and the Packaging Pledged Debt securing the payment of the Senior Secured Obligations, a valid and perfected second priority security interest in the Packaging Pledged Shares and the Packaging Pledged Debt securing the payment of the Second Priority Secured Obligations and a valid and perfected third priority security interest in the Packaging Pledged Shares and the Packaging Pledged Debt securing the payment of the Third Priority Secured Obligations.

            (f) As of the date hereof, the Packaging Pledged Shares consisting of capital stock of the Persons identified in Part I of Schedule II annexed hereto constitute the percentage of the issued and outstanding shares of stock of such Persons as identified in Part I of Schedule II annexed hereto. The Packaging Pledged Debt constitutes all of the issued and outstanding Debt Obligations owing to Packaging as of the date hereof by the Persons identified in Part II of Schedule II annexed hereto.

            (g) Except as otherwise permitted by the Credit Agreement, Packaging at all times will be sole beneficial owner of the Packaging Pledged Collateral.

            (h) The pledge of the Packaging Pledged Collateral pursuant to this Agreement does not violate Regulations T, U or X of the Federal Reserve Board.

SECTION 5. SUPPLEMENTS, FURTHER ASSURANCES.

      5.1 Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

      5.2 Each Pledgor further agrees that it will, upon obtaining any shares of any Person required to be pledged pursuant to Section 1.1A(b) or 1.1(B)(b), promptly (and in any event within five (5) Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by the Pledgor, in substantially the form of SCHEDULE III hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral; provided, that, the failure of a Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares pursuant to this Agreement shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

SECTION 6. VOTING RIGHTS; DIVIDENDS; ETC.

      6.1 As long as no Event of Default (as defined in SECTION 11) shall have occurred and be continuing:

(a) Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Credit Agreement; PROVIDED, HOWEVER, that each Pledgor shall give the Collateral Agent at least 5 days' prior written notice of the manner in which it intends to exercise any such right; PROVIDED, FURTHER,

      HOWEVER, that neither (i) the voting by a Pledgor of any Pledged Shares for, or a Pledgor's consent to, the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (ii) a Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement (including, without limitation, impairing in any material manner the Pledged Collateral or the material rights of any of the Secured Parties), within the meaning of this SECTION 6.1(A), and no notice of any such voting or consent need be given to the Collateral Agent.

            (b) The Pledgors shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, distributions, principal and interest paid in respect of the Pledged Collateral; provided, however, that any and all dividends and other distributions in equity securities shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (c) In order to permit the Pledgors to exercise the voting and other rights which they are entitled to exercise pursuant to SECTION 6.1(A) above and to receive the dividends, distributions, principal or interest payments which they are authorized to receive and retain pursuant to
      SECTION 6.1(B) above, the Collateral Agent shall, if necessary, upon written request of a Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such proxies, dividend payment orders and other instruments as such Pledgor may reasonably request.

            (d) Upon the occurrence and during the continuance of an Event of
      Default:

                  (i) Upon written notice from the Collateral Agent to a
            Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to SECTION 6.1(A) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

                  (ii) Other than amounts to be used by a Pledgor to directly or indirectly make Holdings Ordinary Course Payments permitted to be paid pursuant to Section 6.5 of the Credit Agreement, all rights of a Pledgor to receive the dividends, distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to SECTION 6.1(B) above shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions, principal and interest payments during the continuance of such Event of Default.

            (e) In order to permit the Collateral Agent to receive all dividends and other distributions to which it may be entitled under SECTION 6.1(D) above, to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to SECTION 6.1(D) above, and to receive all dividends, distributions, principal and interest payments and other distributions which it may be entitled to receive under SECTION 6.1(B) above, each Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

            (f) All dividends, distributions, principal and interest payments which are received by either Pledgor contrary to the provisions of SECTION 6.1(D) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 7. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES.

      7.1 TRANSFERS AND OTHER LIENS. Each Pledgor agrees that it will not, except as permitted by the Credit Agreement (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the liens and security interests under this Agreement, or
(iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; PROVIDED, HOWEVER, that in the event of an Asset Sale permitted by the Credit Agreement wherein the assets subject to such Asset Sale are Pledged Shares, the Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale to the applicable Pledgor free and clear of the lien and security interest under this Agreement (a) so long as any Obligations remain outstanding under the Intercreditor Agreement, concurrently with the receipt of advice from the Lender Agent (as defined in the Credit Agreement) thereunder that arrangements satisfactory to it have been made for delivery to it of the Net Asset Sale Proceeds of such Asset Sale to which the Lenders, New Senior Debt holders and Other Permitted Credit Exposure Holders, Interest Rate Exchangers and Currency Exchangers are entitled under the Credit Agreement and the Intercreditor Agreement, (b) after such time as all Obligations under the Credit Agreement have been paid in full and the Credit Agreement and the Letters of Credit have terminated, in the event that any other Secured Parties are entitled to receive any portion of the proceeds of such Asset Sale, concurrently with the receipt of advice from the agent or trustee for such Secured Parties that arrangements satisfactory to it have been made for delivery to it of the amounts required to be paid to such Secured Parties out of the proceeds of such Asset Sale, and (c) in the event no Secured Party is entitled to receive any portion of the proceeds of such Asset Sale, concurrently with the consummation of such Asset Sale; and provided, further, that notwithstanding anything herein to the contrary, (x) the Collateral Agent shall release Pledged Shares or other Pledged Collateral from the liens and security interests of this Agreement as may be specified by the Lender Agent upon the approval of the release of such Pledged Shares or other Pledged Collateral by the requisite percentage of

Lenders under the Credit Agreement, and (y) the Collateral Agent shall release Pledged Shares or other Pledged Collateral from the liens and security interests of this Agreement, upon satisfaction of the conditions set forth in, and in accordance with, SECTION 18, below.

      7.2 ADDITIONAL SHARES. Company agrees that it will (i) cause each issuer of Company Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Company Pledged Shares issued by such issuer, except to Company or as otherwise consented to by Requisite Lenders, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of Company Pledged Shares. Packaging agrees that it will (i) cause each issuer of Packaging Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Packaging Pledged Shares issued by such issuer, except to Packaging or as otherwise consented to by Requisite Lenders and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of Packaging Pledged Shares.

SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN- FACT.

            Each Pledgor hereby appoints the Collateral Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of such Pledged Collateral or any part thereof and to give full discharge for the same.

SECTION 9. COLLATERAL AGENT MAY PERFORM.

            If either Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgors under SECTION 13 hereof.

SECTION 10. REASONABLE CARE.

      The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that neither the Collateral Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Shares and Pledged Debt) to preserve rights against any Person with respect to any Pledged Collateral.

SECTION 11. REMEDIES UPON DEFAULT; DECISIONS RELATING TO EXERCISE OF REMEDIES.

      11.1 REMEDIES UPON DEFAULT. Subject to SECTIONS 11.2 and 11.3, (i) if any Event of Default under and as defined in the Credit Agreement, or (ii) after such time as all Obligations shall have been paid in full and the Credit Agreement and the Letters of Credit have terminated, and PROVIDED that the Pledged Collateral then secures the payment and performance of any obligations under any New Senior Debt Documents, any obligations under any Other Permitted Credit Exposure Documents, any Interest Rate Obligations or any Currency Obligations, if any event of default under (A) any Interest Rate Agreement or Currency Agreement which is secured by the Pledged Collateral, (B) any obligations under any New Senior Debt Documents which are secured by the Pledged Collateral, or (C) any obligations in respect of any Other Permitted Credit Exposure Documents which are secured by the Pledged Collateral, as the case may be, or (iii) after such time as all Senior Secured Obligations shall have been indefeasibly paid in full, and PROVIDED that the Pledged Collateral then secures the payment and performance of the Second Priority Secured Obligations, if any event of default under any Existing Senior Note Indenture or any obligations under any Refinancing Senior Debt Documents which are secured by the Pledged Collateral or (iv) after such time as all Senior Secured Obligations and all Second Priority Secured Obligations have been indefeasibly paid in full, and provided that the Pledged Collateral then secures the payment and performance of the Third Priority Secured Obligations, if any event of default under any New Junior Debt Document (each of the events of default described in the foregoing CLAUSES (I) through (IV) (subject to any provisos set forth therein) being referred to herein as an "EVENT OF DEFAULT") shall have occurred and be continuing:

            (a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "CODE") in effect in the State of New York at that time, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale but shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of either Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

            (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "SECURITIES Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such Pledgor would agree to do so.

            (c) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

      11.2 DECISIONS RELATING TO EXERCISE OF REMEDIES. Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, the Collateral Agent shall exercise, or shall refrain from exercising, any remedy provided for in SECTION 11 in accordance with the instructions of Requisite Obligees (as defined in the Intercreditor Agreement) and the Interest Rate Exchangers, the Currency Exchangers, any Other Permitted Credit Exposure Holders, the holders of any New Senior Debt or any New Senior Debt Representative, the holders of the Existing Senior Notes and any Existing Senior Note Trustee, the holders of any Refinancing Senior Debt and any Refinancing Senior Debt Representative and the holders of any New Junior Debt and any New Junior Debt Representative shall be bound by such instructions;

and the sole rights of the Interest Rate Exchangers, the Currency Exchangers, Other Permitted Credit Exposure Holders, the holders of any New Senior Debt, holders of the Existing Senior Notes and the Existing Senior Note Trustees, the holders of any Refinancing Senior Debt, and the holders of any New Junior Debt and their respective representatives under this Agreement shall be to be secured by the Pledged Collateral and to receive the payments provided for in SECTION 12 hereof.

      11.3 LIMITATIONS ON EXERCISE OF REMEDIES. Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, (i) the Collateral Agent shall not exercise any remedy provided for in SECTION 11 for the purpose of realizing value on the Pledged Collateral to be applied to the payment of the Second Priority Secured Obligations unless (a) such remedy is concurrently being exercised for the purpose of realizing value on the Pledged Collateral to be applied to the payment of the Senior Secured Obligations or (b) all Senior Secured Obligations shall have been indefeasibly paid in full, and
(ii) the Collateral Agent shall not exercise any remedy provided for in SECTION 11 for the purpose of realizing value on the Pledged Collateral to be applied to the payment of the Third Priority Secured Obligations unless (a) such remedy is concurrently being exercised for the purpose of realizing value on the Pledged Collateral to be applied to the payment of the Senior Secured Obligations and the Second Secured Obligations or (b) all Senior Secured Obligations and all Second Priority Secured Obligations shall have been indefeasibly paid in full.

      11.4 NO IMPAIRMENT OF SUBORDINATION IN RIGHT OF PAYMENTS. The Intercreditor Agreement sets forth and any New Junior Debt Documents may set forth certain agreements of the Pledgors, and the holders of the New Junior Debt may be subject to certain obligations, which subordinate the right of payment of such New Junior Debt to the prior payment of "Senior Indebtedness" or terms of similar import. Notwithstanding anything in this Agreement to the contrary, such agreements and obligations of the Pledgors and the holders of the New Junior Debt shall not be impaired in any manner by the pledge of the Pledged Collateral, the security interests granted by this Agreement or the exercise of rights provided hereunder, and the rights of the holders of such "Senior Indebtedness" shall not be impaired in any manner by any such action.

SECTION 12. APPLICATION OF PROCEEDS.

            After and during the continuance of an Event of Default, any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent (all such cash being "PROCEEDS") in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in SECTION 11 of this Agreement shall be applied promptly from time to time by the Collateral Agent as follows:

            FIRST, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

            SECOND, to the payment of the Senior Secured Obligations (including any Aggregate Available Amount (as defined in the Security Agreement) deposits into the L/C Collateral Account for outstanding Letters of Credit, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this SECTION 12 to then outstanding Senior Secured Obligations) for the ratable benefit of the holders thereof; PROVIDED that in making such application in respect of outstanding obligations under New Senior Debt Documents, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the New Senior Debt Representatives the New Senior Debt holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties (such term being used in this SECTION 12 as defined in Section 7(c) of the Intercreditor Agreement) pursuant to Section 7(c) of the Intercreditor Agreement;

            THIRD, only after payment in full of all Senior Secured Obligations, to the payment of the Second Priority Secured Obligations for the ratable benefit of the holders thereof; PROVIDED, THAT, that in making such application to the Existing Senior Note Trustees, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of the Existing Senior Notes such holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c) of the Intercreditor Agreement, PROVIDED, FURTHER, that in making such application in respect of obligations outstanding under Refinancing Senior Debt Documents, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the Refinancing Senior Debt Representatives such Refinancing Senior Debt holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c) of the Intercreditor Agreement;

            FOURTH, only after payment in full of all Senior Secured Obligations and all Second Priority Secured Obligations, to the payment of the Third Priority Secured Obligations for the ratable benefit of the holders thereof; PROVIDED, THAT, in making such application in respect of obligations outstanding under New Junior Debt Documents, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the New Junior Debt Representatives such New Junior Debt holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c) of the Intercreditor Agreement; and

            FIFTH, after payment in full of all Secured Obligations, to applicable Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

            At the time of any application of Proceeds by the Collateral Agent pursuant to this SECTION 12, the Collateral Agent shall provide the Existing Senior Note Trustees (only if the Supplemental Indenture Condition has been satisfied) and any Other Permitted Credit Exposure Holder, New Senior Debt Representative, Refinancing Senior Debt Representative and/or New Junior Debt Representative with a certificate setting forth the total amount paid to the Collateral Agent pursuant to Section 7(c) of the Intercreditor Agreement and a calculation of the amounts, if any, deducted from Proceeds paid to Existing Senior Note Trustees, Other Permitted Credit Exposure Holders, New Senior Debt Representatives, Refinancing Senior Debt Representatives or New Junior Debt Representatives, as the case may be.

SECTION 13. EXPENSES.

      The Pledgors will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof. The Pledgors' obligations under this SECTION 13 shall be joint and several.

SECTION 14. NO WAIVER.

      No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

SECTION 15. COLLATERAL AGENT.

      The Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Lender Agent and the current Other Permitted Credit Exposure Holders and, in the event that any Existing Senior Notes, future Other Permitted Credit Exposure, New Senior Debt, Interest Rate Obligations, Currency Obligations, Refinancing Senior Debt, or New Junior Debt are secured hereby, by each Other Permitted Credit Exposure Holder, New Senior Debt Representative, each Interest Rate Exchanger, each Currency Exchanger, each Refinancing Senior Debt Representative and each New Junior Debt Representative executing a counterpart to the Intercreditor Agreement or, in the case of Existing Senior Note Trustees, pursuant to the Existing Senior Note Supplemental Indentures, and the Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement. The Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Pledged Collateral in its possession to the successor Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent. Anything contained in this Agreement to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall control.

SECTION 16. INDEMNIFICATION.

      Each Pledgor hereby agrees to indemnify the Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Intercreditor Agreement, the Credit Agreement, the Subsidiary Guaranty, the Interest Rate Agreements, the Currency Agreements, the Other Permitted Credit Exposure Documents, the Existing Senior Notes, the Existing Senior Note Indentures, any Existing Senior Notes Subordinated Guaranty, New Senior Debt Documents, Refinancing Senior Debt Documents or New Junior Debt Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms hereof or of any such other documents or otherwise arising or relating in any manner to the pledges, dispositions of Pledged Collateral or proceeds of Pledged Collateral, or other actions of any nature with respect to the Pledged Collateral contemplated hereunder and under the Intercreditor Agreement to secure the payment of the Secured Obligations; PROVIDED, however, that the Pledgor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent or failure by the Collateral Agent to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in SECTION 10.

SECTION 17. AMENDMENTS, ETC.

      Prior to such time as all Senior Secured Obligations shall have been indefeasibly paid in full and the Credit Agreement has terminated and all Letters of Credit have been cancelled, this Agreement may not be amended, modified or waived except with the written consent of the Pledgors, the Collateral Agent and the Lender Agent and, solely with respect to an amendment of SECTION 12, the relative ranking or the priority of the security interests granted in SECTION 1, this SECTION 17, or the release of Pledged Collateral except as herein provided, with the written consent of each Interest Rate Exchanger (if the Pledged Collateral then secures such Interest Rate Exchanger), each Currency Exchanger (if the Pledged Collateral then secures such Currency Exchanger), Other Permitted Credit Exposure Holder (if the Pledged Collateral then secures such Other Permitted Credit Exposure), any New Senior Debt Representative (if the Pledged Collateral then secures the New Senior Debt), the Existing Senior Note Trustees (if the Pledged Collateral then secures the Existing Senior Notes) and any Refinancing Senior Debt Representative (if the Pledged Collateral then secures Refinancing Senior Debt), in each case to the extent such Secured Party is affected thereby in a manner adverse to such party; PROVIDED that the written consent of the Lender Agent shall not be required if the Obligations have been indefeasibly paid in full and the Credit Agreement has terminated and all Letters of Credit have been cancelled; PROVIDED, FURTHER, that if the Obligations have been indefeasibly paid in full and the Credit Agreement has terminated and all Letters of Credit have been cancelled, the written consent of the holders of a majority of the outstanding Interest Rate Obligations, Currency

Obligations and New Senior Debt which are secured by the Pledged Collateral shall be required to any amendment, modification or waiver of this Agreement; PROVIDED, FURTHER, during such time as the Pledged Collateral secures only the payment of the Second Priority Secured Obligations and Third Priority Secured Obligations, this Agreement may not be amended, modified or waived except with the written consent of the Pledgors, the Collateral Agent, the Existing Senior Note Trustees (if the Pledged Collateral then secures the Existing Senior Notes) and any Refinancing Senior Debt Representative (if the Pledged Collateral then secures Refinancing Senior Debt) and PROVIDED, further, that during such time as the Pledged Collateral secures only the payment of the Third Priority Secured Obligations, this Agreement may not be amended, modified or waived except with the written consent of the Pledgors, the Collateral Agent and any New Junior Debt Representative (if the Pledged Collateral then secures any New Junior
Debt), PROVIDED, HOWEVER, that, notwithstanding the foregoing, no such written consent of any party (other than the Lender Agent) shall be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional Indebtedness (including any successor or replacement facility to the Credit Agreement) secured by the Pledged Collateral and entitled to the benefits hereof insofar as the foregoing is not prohibited by the applicable documents governing or evidencing the Secured Obligations, including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof and designating such parties as Senior Secured Parties (and the related obligations as Senior Secured Obligations), Second Priority Secured Parties (and the related obligations as Second Priority Secured Obligations) or Third Priority Secured Parties (and the related obligations as Third Priority Secured Obligations), as applicable, in connection with the incurrence of such indebtedness.

SECTION 18. TERMINATION.

            Upon the earlier to occur of (a) payment in full in cash of all Senior Secured Obligations (excluding the Other Permitted Credit Exposure, Interest Rate Obligations and Currency Obligations and obligations under or in respect of the New Senior Debt Documents), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, and upon the written election of Pledgors, (b) the first date on which the Pledged Collateral no longer secures the Obligations and upon written election of Pledgors, and (c) the achievement of the Threshold Debt Rating and acknowledgement of such ratings by Collateral Agent, the security interests granted hereby and this Agreement shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgors, and the Collateral Agent shall, upon the request and at the expense of the Pledgors, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgors.

            Notwithstanding anything herein (including SECTION 20) to the contrary, if all the Obligations have either been paid in full in cash or are no longer secured by any of the Pledged Collateral, this Agreement shall be terminable at the election of the Pledgors and upon the delivery of written notice of such election to the Collateral Agent, this Agreement shall terminate and the Collateral Agent shall, at the expense of the Pledgors, forthwith assign, transfer and deliver against receipt and without recourse to the Collateral Agent, such Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgors.

SECTION 19. ADDRESSES FOR NOTICES.

            All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to a Pledgor, addressed to it at the address set forth on the signature page of this Agreement, if to the Collateral Agent, addressed to it at the address set forth on the signature page of this Agreement, if to the Lender Agent, addressed to it at the address set forth on the signature page of the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this SECTION 19. All such notices and other communications shall be effective when received.

SECTION 20. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.

            Subject to SECTION 18, this Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until indefeasible payment in full in cash of all Secured Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and
(iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) and subject to the provisions of subsections 10.2 and 10.17 of the Credit Agreement, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, subject, however, to the provisions of the Intercreditor Agreement.

SECTION 21. GOVERNING LAW; TERMS.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE CODE REQUIRES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms defined in Articles 8 and 9 of the Code are used herein as therein defined.

SECTION 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

            All judicial proceedings brought against either Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of

New York and by execution and delivery of this Agreement, each Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Pledgors designate and appoint C T Corporation System, The Corporation Trust Company, 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by the Pledgors, irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by each Pledgor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Pledgors at their addresses referred to in SECTION 19, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Pledgors refuses to accept service, each Pledgor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent to bring proceedings against a Pledgor in the courts of any other jurisdiction.

SECTION 23. SECURITY INTEREST ABSOLUTE.

            All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgors, hereunder shall be absolute and unconditional irrespective of, and Pledgors hereby waive any and all defenses that they may now or in the future have arising out of:

            (a) any lack of validity or enforceability of any of the Credit Agreement, any Interest Rate Agreement, any Currency Agreement, any Other Permitted Credit Exposure Guaranty, any of the Existing Senior Notes, any Existing Senior Notes Indenture, the Existing Senior Notes Subordinated Guaranty, any New Senior Debt Document, any Refinancing Senior Debt Document, any New Junior Debt Document, or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Credit Agreement, Subsidiary Guaranty, any Interest Rate Agreement, any Currency Agreement, any Other Permitted Credit Exposure Document, the Existing Senior Note, any Existing Senior Note Indenture, any Existing Senior Notes Subordinated Guaranty, any New Senior Debt Document, any Refinancing Senior Debt Document, or any New Junior Debt Document;

            (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

            (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, either Pledgor.

SECTION 24. WAIVER OF JURY TRIAL.

            EACH PLEDGOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Pledgor and Collateral Agent acknowledge that this waiver is a material inducement for each Pledgor and Collateral Agent to enter into a business relationship, that each Pledgor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Pledgor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 24 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 25. Counterparts.

            This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the Pledgors have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   PLEDGOR

                                   OWENS-ILLINOIS GROUP, INC.

                                   By  /s/ Jeffrey A. Denker
                                      ----------------------------------
                                   Title  Assistant Treasurer
                                         -------------------------------

                                   Notice Address:

                                      One Seagate
                                      Toledo, Ohio  43666
                                      Attention:  Treasurer

                                   PLEDGOR

                                   OWENS BROCKWAY PACKAGING INC.

                                   By  /s/ Jeffrey A. Denker
                                      ----------------------------------
                                   Title  Assistant Treasurer
                                         -------------------------------

                                   Notice Address:
                                      One Seagate
                                      Toledo, Ohio  43666
                                      Attention:  Treasurer

      IN WITNESS WHEREOF, Collateral Agent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   COLLATERAL AGENT

                                   BANKERS TRUST COMPANY

                                   By   /s/ Mary Jo Jolly
                                      ----------------------------------
                                   Title  Assistant Vice President
                                        --------------------------------

                                   Notice Address:

                                      Bankers Trust Company
                                      130 Liberty Street, 14th Floor
                                      New York, New York  10006
                                      Attention:  Mary Jo Jolly

                                   with a copy to:

                                      Bankers Trust Company
                                      300 South Grand Avenue, 41st Floor
                                      Los Angeles, California 90071
                                      Attention:  Robert G. Kolb


                                       S-2